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


INSERT A-Scudder Investments VIT Funds N-SAR 77. H)



FUND CODE/NAME:     595/SCUDDER RREEF REAL ESTATE SEC-INST


SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER
DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

0                                                   ***  NO SHAREOWNERS SELECTED
***
0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :
788
                                 TOTAL NUMBER OF SHARES FOR FUND               :
17,065,403.6660
1REPORT NUMBER:  R05164                                  DTG TOP SHAREOWNERS
PAGE:           1
 SOURCE PROGRAM: B04824                  HOLDING 25% OR GREATER OF TOTAL
OUTSTANDING SHARES             SUPER SHEET DATE:  02/10/2005
 JOB:            DGZMU024                             CONFIRM DATE:  12/31/2004
CURRENT DATE:  02/10/2005
 JOB NUMBER:     J32936
TIME:    17:14:10


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